UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2005

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(860-644-1551)

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On November 29, 2005, the Board of Directors of Gerber Scientific, Inc. (the "Company") adopted amendments to the Gerber Scientific, Inc. Agreement for Deferment of Director Fees (the "Agreement") and the Gerber Scientific, Inc. Non-Employee Director's Stock Grant Plan (the "Plan"). Following are descriptions of the material terms of the amendments.

Agreement. Under the Agreement, which was initially adopted in 1995, each non-employee director may elect to defer payment of all or part of the director's annual Board retainer fees and Board and committee meeting attendance fees in the manner contemplated by the Agreement.

The amendments to the Agreement provide that non-employee directors will have the option, from and after January 1, 2006, to have amounts deferred be held in shares of the common stock issued under the Agreement or in cash, on which interest accrues at a LIBOR-based rate. Previously, since August 2002, the Agreement provided that deferred amounts would only be held in cash, on which interest would accrue at a rate equal to the pre-tax equivalent yield on the Company's combined short-term and long-term investment portfolios or, in the absence of such portfolios, at a LIBOR-based rate. The amended Agreement provides that a total of 100,000 shares of common stock may be issued pursuant to the Agreement.

In addition, the amendments to the Agreement include the following: technical modifications intended to comply with Section 409A of the Internal Revenue Code; authorization of the Nominating and Corporate Governance Committee to administer the Agreement; and provisions for the accelerated payment of amounts deferred under the Agreement upon a change in control of the Company, as defined in the Agreement.

A copy of the Agreement, as amended, is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Plan. The Plan provides for an annual grant to each non-employee director of shares of common stock having a fair market value of $25,000 and for the deferral of each director's receipt of such shares in the manner contemplated by the Plan.

The amendments to the Plan include the following: technical modifications intended to comply with Section 409A of the Internal Revenue Code; authorization of the Nominating and Corporate Governance Committee to administer the Plan; and provisions for the accelerated payment of account balances under the Plan upon a change in control of the Company, as defined in the Plan.

A copy of the Plan, as amended, is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) The Company hereby files the following exhibits:

Exhibit No.	Description of Exhibit
10.1	Gerber Scientific, Inc. Agreement for Deferment of Director Fees

10.2	Gerber Scientific, Inc. Non-Employee Director's Stock Grant Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.
(Registrant)

Date:	December 2, 2005	By:	/s/ Jay Zager
Jay Zager (Duly Authorized Officer)